                                                                   Exhibit 99.C2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent
Registered Public Accounting Firm" and to the use of our report dated January
25, 2005 in the Registration Statement of Equity Opportunity Trust, Mid-Cap
Series 2 .

                                    /s/ Ernst & Young LLP
                                    ERNST & YOUNG LLP

New York, New York
January 25 , 2005